UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 9, 2017

APT SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-1543739	99-0370904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

505 Montgomery Street, 11th Floor San Francisco, CA	94111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 200-1105

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws, Change in Fiscal Year.

On March 9, 2017, following approval by the Board of Directors and shareholders holding a majority of the voting shares, the Company filed a Certificate of Amendment with the Delaware Secretary of State to increase the Company’s authorized shares of common stock to 750,000,000 shares ($0.0001 par value) and to authorize up to 100,000,000 shares of blank check preferred stock ($0.001 par value).

On March 10, 2017, pursuant to a resolution approved by the Company’s Board of Directors, the Company filed a Certificate of Designation with the Delaware Secretary of State designating up to 1,000,000 shares of Series A Preferred Stock.  The Series A Preferred Stock has 2,000 votes per share and is convertible into shares of the Company’s common stock at a conversion ratio of 2,000 shares of common stock for each share of preferred stock.  The Series A Preferred Stock has a liquidation preference equal to the original issue price.  This description of the Series A Preferred Stock is qualified in its entirety by reference to the actual provisions of the Certificate of Designation.

On March 10, 2017, pursuant to a resolution approved by the Company’s Board of Directors, the Company filed a Certificate of Designation with the Delaware Secretary of State designating up to 1,000,000 shares of Series B Preferred Stock.  The Series B Preferred Stock bears dividends (interest) at an annual rate of six percent (6%) payable annually and is convertible into shares of the Company’s common stock at a conversion price of 90% of the average closing sale price for the Company’s common stock for the two trading days prior to conversion.  The Series B Preferred Stock may be redeemed by the Company at any time prior to conversion at its face amount plus accrued but unpaid dividends.  The Series B Preferred Stock has a liquidation preference equal to the greater of (a) the value of the common shares into which it could be converted or (b) its face amount plus accrued but unpaid dividends.  The Series B Preferred Stock is without voting rights except as required by the Delaware General Corporation Law.  This description of the Series B Preferred Stock is qualified in its entirety by reference to the actual provisions of the Certificate of Designation.

Item 8.01 Other Events.

On March 19, 2017, the Board of Directors issued 900,000 shares of Series A Preferred Stock to Glenda Dowie, in respect of sums owed to her by the Company in the amount of $1,000, i.e. a per share purchase price of par value ($0.001 per share), 50,000 Series A Preferred Stock to Joseph Gagnon and Carl Hussey each.

Item 9.01.

Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to Articles of Incorporation filed March 9, 2017 with the Delaware Secretary of State.
3.2	Certificate of Designation of Series A Preferred Stock filed March 10, 2017 with the Delaware Secretary of State.
3.3	Certificate of Designation of Series B Preferred Stock filed March 10, 2017 with the Delaware Secretary of State.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APT SYSTEMS, INC (Registrant)

By:	/s/ Joseph Gagnon
Name:	Joseph Gagnon
Title:	Director and Corporate Secretary

Dated: March 20, 2017